Exhibit 10.1

Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) the type that the registrant treats as private or confidential. The omitted information is indicated by [***].

Execution Version

TWENTY-FIRST AMENDMENT TO CAPACITY PURCHASE AGREEMENT

This Twenty-First Amendment (together with the Attachments hereto, this “Amendment”) is entered into effective as of April 1, 2026 (the “Amendment Effective Date”) by and between UNITED AIRLINES, INC., a Delaware corporation, with its corporate offices located at 233 S. Wacker Drive, Chicago, Illinois 60606 (“United”) and SKYWEST AIRLINES, INC., a Utah corporation, having its principal mailing address at 444 South River Road, St. George, Utah 84790 (“Contractor”, and together with United, the “parties”). All terms and provisions set forth in this Amendment are effective as of the Amendment Effective Date.

WHEREAS, the parties previously entered into that certain Capacity Purchase Agreement dated as of May 16, 2013 (such agreement, as amended from time to time, the “Agreement” or the “CPA”);

WHEREAS, the parties wish to add [***] Embraer model E170 aircraft (70-seat single class coach configuration) (the “Tranche 10 Aircraft”) as Covered Aircraft under the Agreement, subject to the terms and conditions of the Agreement (as amended by this Amendment) applicable to such Tranche 10 Aircraft, which Tranche 10 Aircraft are more specifically described with numbers [***] through and including [***] of Schedule 1 to the Agreement (as such schedule is revised by this Amendment);

WHEREAS, concurrent with the Actual In-Service Date (as defined in the Agreement) of each Tranche 10 Aircraft, one (1) 2018 Extended CRJ-700 Aircraft, as referenced in the 2003 Agreement, will be removed from the 2003 Agreement, in each case pursuant to the terms and conditions of the Agreement (as amended by this Amendment); and accordingly, concurrent with the execution of this Amendment, the 2003 Agreement is being amended by the Seventy-First Amendment thereto (such 2018 Extended CRJ-700 Aircraft so removed from the 2003 Agreement (the “Early Removed 2018 Extended CRJ-700 Aircraft”)); and

WHEREAS, Contractor and United further wish to amend certain other provisions of the Agreement.

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt, validity and sufficiency of which are hereby acknowledged, the parties hereby agree to amend the Agreement as follows:

SECTION 1.Defined Terms. Capitalized terms used in this Amendment that are defined in the Agreement and are not otherwise defined in this Amendment shall have the meanings given to them in the Agreement.

SECTION 2.Certain Amendments.

2.1	Section 2.1(d). Section 2.1(d) of the Agreement is hereby amended and restated as follows:

(d)Spare Aircraft. Contractor shall maintain the number of spare regional jet aircraft (excluding Tranche 9 Aircraft and Tranche 10 Aircraft) equal [***]. The spare regional jet aircraft required under this Section 2.1(d) shall be constituted from Covered Aircraft (the “Spare Aircraft”). Contractor shall be entitled to use the Spare Aircraft in Contractor’s reasonable discretion to replace another regional jet aircraft in the operation of a flight scheduled in the Final Monthly Schedule. In addition, subject to applicable Reasonable Operating Constraints and Conditions, Contractor shall use such Spare Aircraft to operate flights as directed by United (unless such Spare Aircraft was, prior to such direction by United, already scheduled as contemplated by the immediately preceding sentence), including flights originally scheduled to be operated by United or other United service providers.

2.2	Section 3.2(a). Section 3.2(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

(a)Effective from and after January 1, 2020, United and Contractor shall adhere to the provisions set forth in Schedule 10 (all such provisions, collectively, the “Incentive Program”) under which Contractor’s monthly compensation under this Agreement shall be adjusted (the aggregate monthly adjustment for any given calendar month, the “Monthly Incentive Adjustment”) as more fully set forth in the Incentive Program (it being understood that, if the Monthly Incentive Adjustment under the Incentive Program would result in a payment to Contractor, then Contractor’s monthly compensation payable under this Agreement pursuant to Section 3.6 shall be increased by the Monthly Incentive Adjustment, and, if the Monthly Incentive Adjustment under the Incentive Program would result in a credit to United, then Contractor’s monthly compensation payable under this Agreement pursuant to Section 3.6 shall be reduced by the Monthly Incentive Adjustment).

2.3	Section 3.6(c)(iii). Section 3.6(c)(iii) of the Agreement is hereby deleted in its entirety and replaced with the following:
(iii)

Reimbursement for Crew Start-Up Training Costs. In the month of each applicable Actual In-Service Date, United shall reimburse Contractor up to [***] per Tranche 5 Aircraft delivery, in each case, for Contractor’s reasonable and documented costs attributable to crew start-up training. [***]

2.4	Section 8.7. The Agreement is hereby amended by adding a new Section 8.7 as follows:

8.7Removal of Tranche 10 Aircraft.

Notwithstanding anything in this Agreement to the contrary, at any time and from-time-to- time, United shall have the right, exercisable in its sole discretion by delivery of written notice to Contractor (such notice, a “Tranche 10 Aircraft Termination Notice”), to remove from the scope of this Agreement one or more Tranche 10 Aircraft prior to its Scheduled Exit Date. Each Tranche 10 Aircraft Termination Notice shall specify the number of Tranche 10 Aircraft to be so removed, together with a removal date no sooner than [***] days following such notice.

2.5	Section 10.2(d). Section 10.2(d) of the Agreement is hereby amended and restated as follows:

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2.6[***]

2.7Schedules. The following schedules are hereby amended and restated or otherwise added, as the case maybe:

(i)	Schedule 1 to the Agreement is hereby deleted and replaced with the revised Schedule 1 attached hereto as Attachment 1.
(ii)	Schedule 1D to the Agreement is hereby deleted and replaced with the revised Schedule 1D attached hereto as Attachment 2.
(iii)	Schedule 2 to the Agreement is hereby deleted and replaced with the revised Schedule 2 attached hereto as Attachment 3.
(iv)	Schedule 10 to the Agreement is hereby added with the version of Schedule 10 attached hereto as Attachment 4.

2.8Exhibit A – New Terms. Exhibit A to the Agreement is hereby amended by adding new definitions, or, as applicable, restating definitions, as follows:

Early Removed 2018 Extended CRJ-700 Aircraft – has the meaning given to such term in the Twenty-First Amendment.

Tranche 10 Aircraft – means the [***] Embraer model E170 aircraft (70-seat) single class coach configuration) to be operated by Contractor under the Agreement and identified as such on Schedule 1 to the Agreement (as amended from time to time).

Tranche 10 Aircraft Termination Notice – has the meaning given to such term in Section 8.7.

Twenty-First Amendment – means that certain Twenty-First Amendment to this Agreement dated as of April 1, 2026.

SECTION 3.Miscellaneous.

3.1Each party hereto represents and warrants to the other party hereto that (a) the execution and delivery of this Amendment and the performance of the obligations by such person contemplated herein have been duly authorized by all necessary corporate and shareholder action by such party, (b) such person has full power and authority to execute and deliver this Amendment and to perform its respective obligations hereunder, and (c) the execution and delivery of this Amendment and the performance of the obligations by such person contemplated herein does not, and will not, result in any violation, default or breach, or require any consent under, or give rise to a right of termination, cancelation or acceleration of any material right or material obligation under any agreement to which such party is a party thereto.

3.2Except as otherwise amended herein, the Agreement will remain in full force and effect. The terms of this Amendment, including any Attachments attached hereto, are deemed to be incorporated in, and made a part of, the Agreement. In the case of any conflict between this Amendment and any prior amendments to the Agreement duly executed by the parties, this Amendment shall control. This Amendment may be executed in any number of counterparts, by original or facsimile signature, each of which when executed and delivered shall be deemed an original and such counterparts together shall constitute one and the same instrument.

3.3This Amendment may be executed in one or more counterparts, and each such executed counterpart shall be deemed an original, but all of such executed counterparts together shall constitute one and the same instrument. This Amendment (together with the attachments) constitutes the entire agreement among the parties, and supersedes any other agreements, representations, warranties, covenants, communications, or understandings, whether oral or written (including, but not limited to, e-mail and other electronic correspondence), that may have been made or entered into by or among any of the parties or any of their respective affiliates or agents relating in any way to the transactions contemplated by this Amendment.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have by their duly authorized officers caused this Amendment to be entered into and signed as of the Amendment Effective Date.

UNITED AIRLINES, INC.		SKYWEST AIRLINES, INC.

By:	/s/ Patrick Quayle	By:	/s/ Wade Steel
	Patrick Quayle		Wade Steel
	SVP Global Network Planning and Alliances		Chief Commercial Officer

ATTACHMENT 1

SCHEDULE 1

Covered Aircraft

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ATTACHMENT 2

SCHEDULE 1D

Tranche 8 Scheduled In-Service Dates

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ATTACHMENT 3

SCHEDULE 2

Compensation for Carrier Controlled Costs

As provided in Thirteenth Amendment to the Agreement dated December 14, 2022, Schedule 2 was revised to reflect the Compensation for Carrier Controlled Costs for periods from and after October 1, 2022. For periods prior October 1, 2022, the Compensation for Carrier Controlled Costs shall be as in effect immediately prior to October 1, 2022. For periods from and after October 1, 2022, the Compensation for Carrier Controlled Costs shall be as provided in Schedule 2 as amended from time to time. Accordingly, the following rates shall apply per corresponding year and as to the applicable tranche of all Covered Aircraft and shall become effective at the Actual In-Service Date for each applicable Covered Aircraft.

[see attached]

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ATTCHMENT 4

Schedule 10

Incentive Program

1.On Time Adjustment. An adjustment to Contractor’s aggregate compensation for on- time performance will be determined monthly, as set forth below, with such adjustment to be determined per aircraft fleet type and per hub location (the “On-Time Adjustment”).

With respect to each Hub Location, the calculation of an adjustment, if any shall be determined as follows:

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Where:

Z = [***]

Hub Location = any of United’s hubs (DEN, EWR, IAD, IAH, ORD, LAX, SFO)

Departures = the departure of a scheduled flight, excluding charter flights, extra sections, unscheduled flights, maintenance flights, ferry flights, or other non-revenue flights.

Controllable Departures = the sum of all Departures to or from such Hub Location, excluding any applicable Excused Departures. For the avoidance of doubt, any hub-to- hub departures will only be included for the departing hub.

Excused Departures = [***]

Monthly Historical Percentage = [***]

On-Time Departure = Departure to or from such Hub Location no later than the scheduled departure time.

The foregoing calculations will be aggregated for all Hub Locations, and if the aggregate On-Time Adjustment amount for any month is less than zero, the absolute value of such amount shall be credited to United, and, if the aggregate On-Time Adjustment amount is greater than zero, such amount shall be paid by United to Contractor.

2.Controllable Cancellation Adjustment. A controllable cancellation adjustment amount will be determined monthly (the “Controllable Cancellation Adjustment Amount”), as set forth below:

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If the Controllable Cancellation Adjustment Amount for any month is less than zero, then the absolute value of such amount shall be credited to United, and, if the aggregate Controllable Cancellation Adjustment Amount is greater than zero, then such amount shall be paid by United to Contractor.

3.Long Controllable Delays. Each calendar month a long delay adjustment amount (a “Long Delay Adjustment Amount”), as set forth below. If the resulting value is less than zero, then the absolute value of such amount will be credited to United. If such value is greater than zero, then United shall pay such amount to Contractor.

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